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                                                                      EXHIBIT 10




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated June 13, 2002, relating to the financial statements and financial highlights of the MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund and MCBT Japan Small Companies Fund (the "Funds") which appear in the April 30, 2002 Annual Report to Shareholders of the Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights Information" in the Private Placement Memorandum and under the headings "Investment Advisory Services and Other Services - Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
August 28, 2002